Exhibit 1(dd)

                             JANUS INVESTMENT FUND

                        CERTIFICATE OF ESTABLISHMENT AND
              DESIGNATION OF JANUS INSTITUTIONAL CASH RESERVES FUND

       The undersigned, being the Secretary of Janus Investment Fund, a Massachusetts business trust with transferable shares (the "Trust"), being duly authorized by vote of a Majority of the Trustees of the Trust acting pursuant to
Section 6.1(b) and Section 9.3 of the Trust's Agreement and Declaration of Trust dated February 11, 1986, as now in effect (the "Declaration"), does hereby establish and designate the Janus Institutional Cash Reserves Fund (in addition to the Funds now existing) into which the assets of the Trust shall be divided (the "Institutional Cash Reserves Fund"), having the relative rights and preferences as follows:

       1. The beneficial interest in the Institutional Cash Reserves Fund shall be represented by a separate series of shares of beneficial interest, par value one cent ($.01) per share (the "Shares"), which series shall bear the name of the Institutional Cash Reserves Fund to which it relates and shall represent the beneficial interest only in such Institutional Cash Reserves Fund. An unlimited number of Shares of such series may be issued. The Institutional Cash Reserves Fund initially consists of one Class of Shares; however, the Trustees may divide the Shares into additional Classes.

       2. The Institutional Cash Reserves Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then effective registration statement under the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

       3. The Shares of the Institutional Cash Reserves Fund shall have the additional relative rights and preferences, shall be subject to the liabilities, shall have the other characteristics, and shall be subject to other powers of the Trustees, all as set forth in paragraphs (a) through (l) of Section 6.2 of the Declaration. Without limitation of the foregoing sentence, each Share of such series shall be redeemable, shall be entitled to one vote, or a ratable fraction of one vote in respect of a fractional share, as to matters on which Shares of such series shall be entitled to vote, and shall represent a share of the beneficial interest in the assets of the Institutional Cash Reserves Fund, all as provided in the Declaration.

       4. Subject to the provisions and limitations of Section 9.3 of the Declaration and applicable law, this Certificate of Designation may be amended by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), provided that, if any amendment adversely affects the rights of the Shareholders of the Institutional Cash Reserves Fund, such amendment may be adopted by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 of the Declaration of the holders of a majority of all the Shares of the Institutional Cash Reserves Fund outstanding and entitled to vote.


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       5. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration filed with the Secretary of State of The Commonwealth of Massachusetts.

       IN WITNESS WHEREOF, I have hereunto set my hand as of the day and year set forth opposite my signature below.


Dated: September 13, 2001           /s/Kelley Abbott Howes
       --------------------         --------------------------------------------
                                    Kelley Abbott Howes, Secretary



                                 ACKNOWLEDGMENT

STATE OF COLORADO                   )
                                    )     ss.
CITY AND COUNTY OF DENVER           )

       BEFORE ME, the undersigned authority, on this day personally appeared Kelley Abbott Howes, Secretary of Janus Investment Fund, a Massachusetts business trust, who, after being first duly sworn, stated that she executed the foregoing document for the consideration therein expressed and in the capacity therein stated.

         SUBSCRIBED AND SWORN TO this 13th day of September, 2001.



My Commission Expires:

05/12/2004                          /s/Christine E. Stonig
                                    --------------------------------------------
                                    Notary Public